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                                                                     Exhibit 4.1


                             HOLLYWOOD PARK, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           Effective January 1, 2000

                                    Purpose

     This Plan is maintained for the purpose of providing Participants an opportunity to defer compensation that would otherwise be currently payable to such Participants. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE 1

                                  Definitions
                                  -----------

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

     1.1 "Account Balance" shall mean as of any given date called for under the Plan the balance of the Participant's Deferral Contribution Account.

     1.2 "Base Annual Salary" shall mean the base annual compensation payable to a Participant by an Employer for services rendered during a Plan Year, (i) excluding Bonus, director fees or other additional incentives or awards payable to the Participant, but (ii) before reduction for any Elective Deductions.

     1.3 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated by the Participant in accordance with Article 11, to receive the Participant's undistributed Account Balance, in the event of the Participant's death.

     1.4 "Beneficiary Designation Form" shall mean the document which shall be used by the Participant to designate his Beneficiary for the Plan.

     1.5 "Benefit Distribution Date" shall mean the date distribution of the Participant's Account Balance is triggered and it shall be deemed to occur as of the date on
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which the Participant's employment terminates for any reason whatsoever, including but not limited to death, Disability or any other reason. Notwithstanding the language of the prior sentence, if the Participant's employment terminates due to his Retirement, his Benefit Distribution Date shall be deemed to occur as of the January 1 following such Participant's Retirement. In the event the Benefit Distribution Date is triggered due to: (i) a Termination of Employment as such term is defined in Section 1.36, the Participant's Account Balance shall be payable pursuant to Article 6; (ii) a Retirement as such term is defined in Section 1.31, the Participant's Account Balance shall be payable pursuant to Article 7; (iii) a pre-retirement death, the Participant's Account Balance shall be payable pursuant to Article 8; and
(iv) a Disability as such term is defined in Section 1.16, the Participant's Account Balance shall be payable pursuant to Article 9.

     1.6  "Board" shall mean the board of directors of the Employer.

     1.7 "Bonus" shall mean the amounts earned by a Participant for services rendered during a Plan Year under any bonus or incentive plan or arrangement sponsored by an Employer, before reduction for any Elective Deductions, but excluding commissions, stock-related awards and other non-monetary incentives.

     1.8 "Change in Control" shall mean the earliest to occur of the following events:

          (a) the consummation of any transaction or series of transactions as a result of which any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than an "Excluded Person" (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Employer or any successor or surviving corporation of any merger, consolidation or reorganization involving the Employer (the "Voting Securities"). The term "Excluded Person" means any one or more of the following: (i) the Employer or any majority-owned subsidiary of the Employer, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Employer or (B) any majority-owned subsidiary of the Employer, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

         (b) A merger, consolidation or reorganization involving the Employer as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately following such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; provided, however, that no such merger, consolidation or reorganization shall constitute a Change of Control if Persons who were Excluded Persons immediately before such merger, consolidation or reorganization own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities after such merger, consolidation or reorganization; or

         (c) The individuals who, as of the date hereof, are members of the Board of Directors of the Employer (the "Existing Directors"), cease, for any reason, to constitute

                                      -2-
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more than 50% of the number of authorized directors of the Employer as determined in the manner prescribed in the Employer's Certificate of Incorporation and Bylaws, provided, however ,that if the election, or nomination for election, by the Employer's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director will be considered an Existing Director; provided further however , that no individual will be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest' (as described in Rule 14a-II promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         (d) The sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a majority-owned subsidiary of the Employer, to Excluded Persons, or to any Person majority-owned or controlled by Excluded Persons) in a single transaction or in a series of related transactions.

     1.9 "Claimant" shall mean the person or persons described in Section 15.1 who apply for benefits or amounts that may be payable under the Plan.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References to the Code shall include references to any successor section or provision of the Code.

     1.11 "Committee" shall mean the committee described in Article 13 which shall administer the Plan.

     1.12 "Contributions" shall collectively refer to any and all Deferrals as such terms have been defined herein.

     1.13 "Deferral Contribution" shall mean the aggregate amount of Base Annual Salary or Bonus deferred by a Participant during a given Plan Year in accordance with the terms of the Plan and the Participant's Election Form and "credited" to the Participant's Deferral Contribution Account. Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

     1.14 "Deferral Contribution Account" shall mean a Participant's aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Deferral Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Deferral Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

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     1.15 "Disability" shall mean a period of disability during which a
Participant qualifies for total permanent disability benefits under his Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues sponsorship of such a plan, Disability shall be determined by the Committee in its sole discretion.

     1.16  "Disability Benefit" shall mean the benefit set forth in Article 9.

     1.17 "Election Form" shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Base Annual Salary and/or Bonus the Participant has elected to defer with respect to a given Plan Year and (ii) the portion (if any) of Deferral Contributions which shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date. For all Plan Years (excluding any partial Plan Year in which the Plan is implemented), the Election Form must be submitted at least thirty (30) days prior to January 1, the effective date of the Election Form, in order to be deemed timely. An Election Form shall only be effective with respect to Base Annual Salary and/or Bonus which shall be earned after the effective date of the Election Form. In the event a Participant fails to submit an Election Form with respect to a Plan Year or fails to submit such form on a timely basis, Participant shall not make Deferral Contributions during the Plan Year nor be entitled to Matching Contributions or Discretionary Contributions attributable to the Plan Year.

     1.18 "Elective Deductions" shall mean those deductions from a Participant's Base Annual Salary or Bonus for amounts voluntarily deferred or contributed by the Participant pursuant to any qualified or non-qualified deferred compensation plan, including, without limitation, amounts deferred pursuant to Code Section 125, 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable to the Participant in cash had there been no such deferral.

     1.19 "Employer" or "Employers" shall mean Hollywood Park, Inc., a Delaware corporation, and any of its adopting subsidiaries (now in existence or hereafter formed or acquired) and any successor entity.

     1.20 "Enrollment Forms" shall mean the Participation Agreement, the initial Election Form, the Retirement Benefit Distribution Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, prior to and as a condition of participating in the Plan.

     1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

     1.22 "Financial Emergency" shall mean an unanticipated emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or

                                      -4-
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accident of the Participant or a dependent of the Participant, a loss of the
Participant's property due to casualty, or such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will be determined by the Committee in its sole discretion and will depend upon the facts of each case, however, a Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved

                (i) through reimbursement or compensation by insurance or otherwise,

                (ii) by liquidation or the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                (iii) by cessation of Deferral Contributions under the Plan.

     By way of example, the need to send a Participant's child to college or the desire to purchase a home would not be considered a Financial Emergency. As a further example, a Financial Emergency that may be relieved by cessation of Deferral Contributions will be considered to be a Financial Emergency until such time as it is relieved by cessation of Deferral Contributions or by other means.

     1.23 "Hypothetical Investment" shall mean an investment fund or benchmark made available to Participants by the Committee for purposes of valuing amounts contributed to the Plan.

     1.24 "Interim Distribution Date" shall mean the first day of any calendar year, selected by the Participant, upon which the designated portion of Deferral (as well as any appreciation or depreciation of such amounts due to Investment Adjustments) attributable to a given Plan Year shall be distributed in a lump sum payment. Notwithstanding the prior sentence, in no event shall a Participant be permitted to select a date which is less than three (3) years from the end of the Plan Year to which the Election Form relates.

     1.25 "Investment Adjustment(s)" shall mean any appreciation credited to (as income or gains) or depreciation deducted from (as losses) a Participant's Deferral Contribution Account in accordance with such Participant's selection of Hypothetical Investments in the manner determined by the Committee.

     1.26 "Investment Allocation Form" (i) shall apply with respect to those Deferral Contributions made to the Plan after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form and (ii) shall determine the manner in which such Deferral Contributions shall be initially allocated by the Participant among the various Hypothetical Investments within the Plan. A Participant may make changes to his or her investment allocation choices in accordance with the guidelines, timetable and manner set forth by the Committee.

     1.27 "Participant" shall mean any employee (i) who is selected to participate in the Plan in accordance with Section 2.1, (ii) who elects to participate in the Plan, (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee.

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     1.28 "Participation Agreement" shall mean the separate written agreement entered into by and between the Employer and the Participant, which shall indicate the Participant's intent to defer compensation subject to the terms of the Plan and the Participation Agreement itself.

     1.29 "Plan" shall mean the Hollywood Park, Inc. Executive Deferred Compensation Plan, which shall be evidenced by this instrument, each Participation Agreement and by each Enrollment Form, as they may be amended from time to time.

     1.30 "Plan Year" shall mean the initial period beginning on January 1, 2000 and ending on December 31, 2000. Thereafter, the term "Plan Year" shall mean the period beginning on January 1 of each year and ending December 31. Accordingly, Plan quarters shall commence on January 1, April 1, July 1 and October 1 of each year .

     1.31 "Retirement," "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment for any reason other than an authorized leave of absence, Disability, death or for cause termination on or after the earlier of the attainment of age fifty-five (55) with five (5) Years of Service or reaching age 65.

     1.32 "Retirement Benefit" shall mean the benefit set forth in Article 7.

     1.33 "Retirement Benefit Distribution Form" shall mean the document, executed by the Participant, which specifies the manner in which the Participant shall have the balance of his accounts distributed in the event his Benefit Distribution Date is triggered due to such Participant's Retirement from the Employer. The Participant shall elect to receive the Retirement Benefit in a lump sum or in annual payments over a period of 5, 10 or 15 years, except that if the Participant's Account balance is less than $10,000 on his employment termination date, his entire Account balance shall be paid in the form of a lump sum payment. The Retirement Benefit Distribution Form must be provided to the Committee along with all other Enrollment Forms, pursuant to Article 2, prior to participating in the Plan. Notwithstanding the prior language of this Section, the Participant may submit a subsequent Retirement Benefit Distribution Form in order to change the form of distribution, or to delay commencement of the payment of the Retirement Benefit until the Participant's 75th birthday; provided however, such form shall be effective only if (i) it is submitted at least thirteen (13) months prior the Participant's actual Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

     1.34 "Subsidiary" means any corporation more than 50 percent of the voting stock of which is directly or indirectly owned by the Employer. The Employer and its Subsidiaries that adopt the Plan are referred to herein collectively as the "Employers" and individually as an "Employer".

     1.35 "Termination Benefit" shall mean the benefit set forth in Article 6.

     1.36 "Termination of Employment" shall mean the voluntary or involuntary severing of employment, with any and all Employers, for any reason other than Retirement, Disability, or death.

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     1.37 "Trust" shall mean a grantor trust of the type commonly referred to as
"rabbi trust" created to "informally fund" contingent benefits payable under the Plan.

     1.38 "Years of Service" shall mean the total number of twelve (12) month periods during which a Participant has been continuously employed by one or more Employers.


                                   ARTICLE 2

                       Eligibility, Selection, Enrollment
                       ----------------------------------

     2.1  Eligibility, Selection by Committee.  Those employees who are (i)
          -----------------------------------
determined by the Employer to be includable in a select group of management or highly compensated employees of the Employer, (ii) specifically chosen by the Employer to participate in the Plan, and (iii) approved for such participation by the Committee, in its sole discretion, shall be eligible to defer compensation into the Plan subject to the enrollment requirements described in
Section 2.2.

     2.2  Enrollment Requirements.  Each employee deemed eligible to defer
          -----------------------
compensation into the Plan pursuant to Section 2.1, shall, as a condition to participating in the Plan, complete and return to the Committee all of the required Enrollment Forms, on a timely basis. In addition, the Committee shall in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.

     2.3  Commencement of Participation.  Provided a Participant has met all
          -----------------------------
enrollment requirements set forth in this Plan and required by the Committee, including returning the Enrollment Forms and other required documents to the Committee within the specified time period, the Participant's participation shall commence as of the date established by the Committee in its sole discretion. If a Participant fails to meet all such requirements within the specified time period with respect to any Plan Year, the Participant shall not be eligible to defer compensation during that Plan Year.

                                   ARTICLE 3

  Deferral Contributions, Matching Contributions, Discretionary Contributions
  ---------------------------------------------------------------------------
                   Investment Adjustments, Taxes and Vesting
                   -----------------------------------------

     3.1  Deferral Contributions.
          ----------------------
          (a)  Election to Defer.  A Participant may make an election to defer
               -----------------
the receipt of amounts payable to the Participant, in the form of Base Annual Salary or Bonus, during any Plan Year. The Participant's intent to defer shall be evidenced by a Participation Agreement and annual Election Form, both completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion, but in the every case in compliance with the requirement of Section 1.17. Amounts deferred by a Participant with respect to a given Plan Year shall be referred to collectively as a Deferral Contribution and shall be credited to a Deferral Contribution Account established in the name of the Participant.

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          (b)  Components of Deferral Contributions.
               ------------------------------------

               (i)  Base Annual Salary.  A Participant may designate a fixed
                    ------------------
dollar amount to be deducted from his Base Annual Salary. Such amount shall be withheld, in substantially equal installments, from each regularly scheduled payment of Base Annual Salary.

               (ii) Bonus.  A Participant may designate a fixed dollar amount
                    -----
or a percentage to be deducted from his Bonus. If a fixed dollar amount is designated by the Participant to be deducted from any Bonus payment and such fixed dollar amount exceeds the Bonus actually payable to the Participant, the entire amount of such Bonus shall be withheld.

          (c)  Minimum Deferral.
               ----------------

               (i) Minimum. During any Plan Year the Committee may permit a
                   -------
Participant to elect to defer, pursuant to an Election Form, his Salary and any applicable Bonus (whether an annual or monthly bonus) provided that the total deferral in the aggregate of his Salary and Bonus amounts to a minimum of at least Three Thousand Dollars ($3,000) in any given Plan year.


          If an Election Form is submitted which would yield less than the stated minimum amounts, the amount deferred shall be zero.

               (ii) Short Plan Year.  If an Employee first becomes a
                    ---------------
Participant after the first day of any Plan Year, the minimum deferral of each of the Participant's Base Annual Salary or Bonus shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12:

          (d)  Maximum Deferral.  For any given Plan Year the Committee may
               ----------------
permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation up to the following maximum percentages:

                                         Maximum
               Deferral                  Percentage
               --------                  ----------

          Base Annual Salary               75%
               Bonus                       90%

     3.2 Selection of Hypothetical Investments.  The Participant shall,
         -------------------------------------
via his initial Investment Allocation Form(s) and through whatever other means the Committee may determine, as more fully described in Section 1.26, select one or more Hypothetical Investments among which his various contributions shall be distributed. At the beginning of each Plan Year, the Committee shall provide the Participant with a list of Hypothetical Investments available. From time to time, in the sole discretion of the Committee, the Hypothetical Investments available within the Plan may be revised. All Hypothetical Investment selections must be denominated in whole percentages unless the Committee determines that lower increments are acceptable. A Participant may make changes in his selected Hypothetical Investments on a basis and in a manner set forth by the Committee, as described in and subject to the language of Section 1.26.

     3.3  Adjustment of Participant Accounts.  While a Participant's accounts
          ----------------------------------
do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's accounts shall be adjusted in accordance with the Hypothetical Investment(s) chosen by the Participant on his
(i) initial Investment Allocation Form or (ii) in whatever other means the Committee provides for a participant to make investment reallocation choices, subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any cash earnings generated under an Hypothetical Investment (such as interest and cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investment(s) designated by the Committee. All notional acquisitions and dispositions of Hypothetical Investments which occur within a Participant's accounts, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's accounts shall be adjusted accordingly. Accordingly, if a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection such distribution or re-allocation (to reflect Investment Adjustments), the Committee may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes. Notwithstanding anything to the contrary, any Investment Adjustments made to any Participants' accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

     3.4  Withholding of Taxes.
          --------------------

          (a)  Annual Withholding from Compensation.  For any Plan Year in
               ------------------------------------
which Deferral Contributions are made to or the Plan (as applicable), the Employer shall withhold the Participant's share of FICA and other employment taxes from the portion of the Participant's Base Annual Salary and/or Bonus or other compensation not deferred. If deemed appropriate by the Committee, the Participant's Election Form may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

         (b)  Withholding from Benefit Distributions.  The Participant's
              --------------------------------------
Employer (or the trustee of the Trust, as applicable), shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable), in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).

          Vesting.  The Participant shall at all times be one hundred percent
          -------
(100%) vested in his Deferral Contributions, as well as in any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments.

                                   ARTICLE 4
                            Suspension of Deferrals
                            -----------------------

     4.1  Financial Emergencies.  If a Participant experiences a Financial
          ---------------------
Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant pursuant to his current Election Form. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of
(i) the end of the Plan Year or (ii) the date the Financial Emergency ceases to exist, as determined by the Committee in its sole discretion.

     4.2  Disability.  From and after the date that a Participant is deemed to
          ----------
have suffered a Disability, any current Election Form of the Participant shall automatically be suspended and no further deferrals shall be required to be made by the Participant pursuant to his current Election Form.

     4.3  Leave of Absence.  If a Participant is authorized by the Participant's
          ----------------
Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant's deferrals shall be suspended until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Election Form, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Election Form.

                                   ARTICLE 5
                       Interim and Hardship Distributions
                       ----------------------------------

     5.1  Interim Distributions.  A Participant may make an advance election,
          ---------------------
at the time he files any Election Form for a given Plan Year, to have certain amounts payable from his Deferral Contribution Account at an Interim Distribution Date designated by the Participant, instead of payable at the Participant's Benefit Distribution Date. Such amount(s) shall be measured on the applicable Interim Distribution Date and shall be payable within thirty (30) days of such Interim Distribution Date. The Participant's selection of an Interim Distribution Date must comply with the language of Section 1.24. Notwithstanding a Participant's advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon the Participant's Benefit Distribution Date (pursuant to Article 6, 7, 8 or 9 as applicable), if such date occurs prior to any Interim Distribution Date.

     5.2  Withdrawal in the Event of a Financial Emergency.  A Participant who
          ------------------------------------------------
believes he has experienced a Financial Emergency may request in writing a withdrawal of a portion of his accounts necessary to satisfy the emergency. The Committee shall determine, in its sole discretion, (i) whether a Financial Emergency has occurred, (ii) the amount reasonably required to satisfy the Financial Emergency as well as (iii) the accounts from which the withdrawal shall be made; provided, however, that the withdrawal shall not exceed the Participant's Account Balance. In making any determinations under this Section 5.2, the Committee shall be guided by the prevailing authorities under the Code. If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made within thirty (30) days of the date of approval by the Committee.

                                   ARTICLE 6
                              Termination Benefit
                              -------------------

     6.1  Termination Benefit.  In the event the Participant's Benefit
          -------------------
Distribution Date is triggered due to his Termination of Employment (as such term is defined in Section 1.36), the Participant shall receive a Termination Benefit and no other benefits shall be payable under the Plan.

     6.2  Payment of Termination Benefit.  The Termination Benefit shall be
          ------------------------------
equal the Participant's Account Balance, and shall be paid (a) if the Participant's Account Balance is less than $10,000 on the date of his or her Termination of Employment, in one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date, or (b) if the Participant's Account Balance is $10,000 or more on the date of his or her Termination of Employment, in five (5) annual installments beginning not later than thirty (30) days after the Participant's Benefit Distribution Date. The initial installment shall be the product of the value of the Participant's Account Balance, measured on his Benefit Distribution Date, multiplied by 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, and shall equal the product of the value of the Participant's Account Balance, measured on the applicable anniversary of his Benefit Distribution Date, multiplied by 1/n. Notwithstanding the previous sentence, a Participant may submit a written form requesting that any Termination Benefit be paid in the form of one lump sum; provided however, such form shall be effective only if (i) it is submitted at least thirteen (13) months prior the Participant's actual Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

     6.3  Death Prior to Payment of Termination Benefit.  If a Participant
          ---------------------------------------------
dies after his Termination of Employment but before the Termination Benefit is paid to him, the Participant's unpaid Termination Benefit shall be paid to the Participant's Beneficiary in the form determined under Section 6.2.

                                   ARTICLE 7
                              Retirement Benefit
                              ------------------

     7.1  Retirement Benefit.  In the event the Participant's Benefit
          ------------------
Distribution Date is triggered due to his Retirement (as such term is defined in Section 1.31, the Participant shall receive the Retirement Benefit and no other benefit shall be payable under the Plan.

     7.2  Payment of Retirement Benefit.  The Retirement Benefit shall be
          -----------------------------
payable in the form previously selected by the Participant, pursuant to his Retirement Benefit

Distribution Form, and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than thirty (30) days after the occurrence of the Participant's Benefit Distribution Date.

     The initial installment shall be the product of the value of the Participant's Account Balance, measured on his Benefit Distribution Date, multiplied by 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, and shall equal the product of the value of the Participant's Account Balance, measured on the applicable anniversary of his Benefit Distribution Date, multiplied by 1/n.

     7.3  Death Prior to Completion of Retirement Benefit.  If a Participant
          -----------------------------------------------
dies after Retirement but before the Retirement Benefit has commenced or been paid in full, the Participant's unpaid Retirement Benefit payments shall be paid to the Participant's beneficiary in a lump sum, equal to the Participant's remaining Account Balance. Such lump sum payment shall be made within thirty
(30) days of the date of the Participant's death.

                                   ARTICLE 8
                          Pre-Retirement Death Benefit
                          ----------------------------

     8.1  Pre-Retirement Death Benefit.  In the event the Participant's Benefit
          ----------------------------
Distribution Date is triggered due to his death during employment, the Participant's Beneficiary shall receive the pre-retirement death benefit described below and no other benefits shall be payable under the Plan.

     8.2  Payment of Pre-Retirement Death Benefit.  The pre-retirement death
          ---------------------------------------
benefit shall be equal the Participant's Account Balance, and shall be paid (a) if the Participant's Account Balance is less than $10,000 on the date of his or her death, in one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date, or (b) if the Participant's Account Balance is $10,000 or more on the date of his or her death, in five (5) annual installments beginning not later than thirty (30) days after the Participant's Benefit Distribution Date. The initial installment shall be the product of the value of the Participant's Account Balance, measured on his Benefit Distribution Date, multiplied by 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, and shall equal the product of the value of the Participant's Account Balance, measured on the applicable anniversary of his Benefit Distribution Date, multiplied by 1/n. Notwithstanding the previous sentence, a Participant may submit a written form requesting that any pre-retirement death benefit be paid in the form of one lump sum; provided however, such form shall be effective only if (i) it is submitted at least thirteen (13) months prior the Participant's actual Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

                                   ARTICLE 9
                               Disability Benefit
                               ------------------

     9.1  Disability Benefit.  In the event the Participant's Benefit
          ------------------
Distribution Date is triggered due to his Disability (as such term is defined in Section 1.15), the Participant shall receive a Disability Benefit and no other benefits shall be payable under the Plan; provided, however, that should a Disabled Participant otherwise have been eligible to Retire, he or she shall receive a Retirement Benefit in accordance with Article 7 rather than a Disability Benefit under this Article 9.

     9.2  Payment of Disability Benefit.  The Disability Benefit shall be equal
          -----------------------------
the Participant's Account Balance, and shall be paid (a) if the Participant's Account Balance is less than $10,000 on the date of his or her Disability, in one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date, or (b) if the Participant's Account Balance is $10,000 or more on the date of his or her Disability, in five (5) annual installments beginning not later than thirty (30) days after the Participant's Benefit Distribution Date. The initial installment shall be the product of the value of the Participant's Account Balance, measured on his Benefit Distribution Date, multiplied by 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, and shall equal the product of the value of the Participant's Account Balance, measured on the applicable anniversary of his Benefit Distribution Date, multiplied by 1/n. Notwithstanding the previous sentence, a Participant may submit a written form requesting that any Disability Benefit be paid in the form of one lump sum; provided however, such form shall be effective only if (i) it is submitted at least thirteen (13) months prior the Participant's actual Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

     9.3  Death Prior to Payment of Disability Benefit.  If a Participant dies
          --------------------------------------------
after his Disability but before the Disability Benefit is paid to him, the Participant's unpaid Disability Benefit shall be paid to the Participant's Beneficiary in the form determined under Section 9.2.

                                  ARTICLE 10
                               Elective Benefit
                               ----------------

     10.1  Election to Receive Account Balance.  A Participant may request,
           -----------------------------------
through submission of an executed writing, to receive distribution of his entire Account Balance without regard to (i) whether payment of benefits under the Plan are due or (ii) whether a Financial Emergency has occurred. Any distribution so requested shall be made as soon as practical following the Participant's submission of the executed writing and shall be subject to (i) forfeiture of ten percent (10%) of his entire Account Balance and (ii) suspension of his participation in the Plan for the balance of the Plan Year in which the distribution is requested as well as the subsequent Plan Year.

     10.2  Election to Receive Account Balance following a Change of Control.
           -----------------------------------------------------------------
Following a Change in Control, a Participant may request, through submission of an executed writing, to receive a distribution of his entire Account Balance, or a portion thereof, without regard to (i) whether payment of benefits under the Plan are due or (ii) whether a Financial Emergency has occurred. The request for a distribution of his Account balance, or a part thereof, following a Change of Control shall not be subject to a forfeiture of any part of his Account Balance; the Participant, however, shall be subject to suspension of his participation in the Plan for the balance of the Plan Year in which the distribution is requested as well as the subsequent Plan Year. A distribution pursuant to this Article 10.2 shall be made as soon as possible following the submission of the executed writing and shall be available in lump sum or in installment payments over up to five years. The right to request a distribution of one's Account balance, or a portion thereof, following a Change in Control without having to forfeit any part of the Account balance shall be limited to the ninety (90) days following a Change in Control.

                                  ARTICLE 11
                            Beneficiary Designation
                            -----------------------

     11.1  Beneficiary.  Each Participant shall have the right, at any time, to
           -----------
designate a Beneficiary or Beneficiaries to receive, in the event of the Participant's death, those benefits payable under the Plan. The
Beneficiary(ies) designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.

     11.2  Beneficiary Designation, Change, Spousal Consent.  A Participant
           ------------------------------------------------
shall designate his Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change his Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon acknowledgement by the Committee of a revised Beneficiary Designation Form, all Beneficiary designations previously filed shall be deemed canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form both (i) filed by the Participant and (ii) acknowledged by the Committee, prior to his death.

     11.3  Acknowledgment.  No designation or change in designation of a
           --------------
beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

     11.4  No Beneficiary Designation.  If a Participant fails to designate a
           --------------------------
Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.

     11.5  Doubt as to Beneficiary.  If the Committee has any doubt as to the
           -----------------------
proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

     11.6  Death of Spouse or Dissolution of Marriage.  A Participant's
           -------------------------------------------
Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as

Beneficiary and the marriage is later dissolved. Without limiting the generality of the preceding sentence, the interest in benefits of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved shall automatically pass to the Participant, and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     11.7  Discharge of Obligations.  The payment of benefits under the Plan
           ------------------------
to a Beneficiary shall fully and completely discharge the Employers and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Participation Agreement shall terminate upon such full payment of benefits.

                                  ARTICLE 12
                    Termination, Amendment or Modification
                    --------------------------------------

     12.1  Termination.  Although the Employer anticipates that they will
           -----------
continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, all amounts credited to the Participant Account of each affected Participant shall be paid to the Participant or, in the case of the Participant's death, to the Participant's Beneficiary, in a lump sum and the Participation Agreements relating to each of the Participants shall terminate upon full payment of such Account Balance.

     12.2  Amendment.  The Employer may, at any time, amend or modify the
           ---------
Plan in whole or in part with respect to any or all Employers by the actions of the Board; provided, however, that (i) no amendment (including a Plan termination) or modification (including a Plan termination) shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in Section 12.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights (including the right to take a distribution option provided in the Plan prior to the Change in Control) or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment.

     12.3  Effect of Payment.  The full payment of the applicable benefit under
           -----------------
the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant's Participation Agreement shall terminate.

                                  ARTICLE 13
                                Administration
                                --------------

     13.1  Committee Duties.  This Plan shall be administered by a Committee
           ----------------
which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by Participant or the Employer.

     13.2  Agents.  In the administration of this Plan, the Committee may,
           ------
from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

     13.3  Binding Effect of Decisions.  The decision or action of the
           ---------------------------
Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     13.4  Indemnity of Committee.  All Employers shall indemnify and hold
           ----------------------
harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such employee.

     13.5  Employer Information.  To enable the Committee to perform its
           --------------------
functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                  ARTICLE 14
                         Other Benefits and Agreements
                         -----------------------------

     The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.
The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.

                                  ARTICLE 15
                               Claims Procedures
                               -----------------

     15.1  Presentation of Claim.  Any Participant or Beneficiary of a deceased
           ---------------------
Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     15.2  Notification of Decision.  The Committee shall consider a Claimant's
           ------------------------
claim within a reasonable time, and shall notify the Claimant in writing:

          (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

          (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               (i) the specific reason(s) for the denial of the claim, or any part of it;

               (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               (iv) an explanation of the claim review procedure set forth in
Section 15.3 below.

     15.3  Review of a Denied Claim.  Within sixty (60) days after receiving
           ------------------------
a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)  may review pertinent documents;

         (b)  may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

     15.4  Decision on Review.  The Committee shall render its decision on
           ------------------
review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

          (a)  specific reasons for the decision;

          (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

          (c)  such other matters as the Committee deems relevant.


                                  ARTICLE 16
                                     Trust
                                     -----

     16.1  Establishment of the Trust.  The Employer may establish one or more
           --------------------------
Trusts to which the Employers may transfer such assets as the Employers determine in their sole discretion to assist in meeting their obligations under the Plan.

     16.2  Interrelationship of the Plan and the Trust.  The provisions of the
           -------------------------------------------
Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

     16.3  Distributions from the Trust.  Each Employer's obligations under the
           ----------------------------
Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                  ARTICLE 17
                                  Arbitration
                                  -----------

     17.1 Any controversy, dispute, or claim not resolved under the claims procedure set forth in Article 15, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Plan or any action of the Committee, shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Article 17 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association only if one (or both) of the parties requests such administration. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court pursuant to California Code of Civil Procedure Section 1281.8, or any comparable provision, for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.

     17.2 In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the "Independent" (or "Gold Card") list of retired judges. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

     17.3 This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this Article 17, the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

     17.4 Any filing or administrative fees shall be borne initially by the party requesting administration by the American Arbitration Association. If both parties request such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the American Arbitration Association. To the extent permitted by law, the initial fees and costs of the arbitrator shall be borne equally by the parties, with the Employer being responsible for the costs and fees of the arbitration to the extent it is determined that such costs and fees may not initially be borne equally. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

     17.5 The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this Article 17, or of this Plan, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Plan, and this Plan shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that this section's arbitration provisions are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

     17.6 Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Los Angeles, California.

                                  ARTICLE 18
                                 Miscellaneous
                                 -------------

     18.1  Status of Plan.  The Plan is intended to be a plan that is not
           --------------
qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

     18.2  Unsecured General Creditor.  Participants and their Beneficiaries,
           --------------------------
heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets, shall be, and remain, the general, unpledged unrestricted assets of the Employer. Any Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

     18.3  Employer's Liability.  An Employer's liability for the payment of
           --------------------
benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Participation Agreement.

     18.4  Nonassignability.  Neither a Participant nor any other person
           ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

     18.5  Not a Contract of Employment.  The terms and conditions of this Plan
           ----------------------------
and the Participation Agreement, this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

     18.6  Furnishing Information.  A Participant or his Beneficiary will
           ----------------------
cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary .

     18.7  Terms.  Whenever any words are used herein in the masculine, they
           -----
shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     18.8  Captions.  The captions of the articles, sections or paragraphs of
           --------
this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     18.9  Governing Law.  Subject to ERISA, the provisions of this Plan shall
           -------------
be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of law principles.

     18.10  Notice.  Any notice or filing required or permitted to be given
            ------
to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

          Hollywood Park, Inc.
          330 N. Brand Blvd., Suite 1100
          Glendale, CA 91203
          Attn:  General Counsel

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

     18.11  Successors.  The provisions of this Plan shall bind and inure to the
            ----------
benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

     18.12  Validity.  In case any provision of this Plan shall be illegal or
            --------
invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     18.13  Incompetent.  If the Committee determines in its discretion that a
            -----------
benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

     18.14  Distribution in the Event of Taxation.  If, for any reason, all
            -------------------------------------
or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to a receipt, a Participant may petition the Committee or the trustee of the Trust, as applicable, for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately, funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

     18.15  Insurance.  The Employers, on their own behalf or on behalf of the
            ---------
trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers the Participant shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

     18.16  Employer.  Each Subsidiary of the Employer can become an adopting
            --------
Employer in accordance with the terms of the Plan. With the consent of the Employer, the Plan may be adopted in accordance with the provisions of Section
17.17 by any other Subsidiary of the Employer for the benefit of its Eligible Employees.

     18.17  Additional Employers.  Any Subsidiary of the Employer may adopt
            --------------------
the Plan and become an Employer hereunder by filing with the Committee a certified copy of a resolution of the Board of Directors of the Subsidiary providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Employer consenting to such adoption.

     IN WITNESS WHEREOF, the Employer has signed this Plan document as of ______________________, ________.

                              Hollywood Park, Inc.
                              A Delaware Corporation

                              By:  __________________________________

                              Name:  ________________________________
                                             (printed name)

                              Title:  _________________________________